Exhibit B to Deposit Agreement
EFFECTIVE JANUARY 27, 2006, THE
COMPANY WILL BE KNOWN AS DSG
INTERNATIONAL PLC.
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents three (3) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF 2.5 PENCE
EACH OF
DIXONS GROUP PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND)
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that,
or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of Dixons Group plc,
incorporated under the laws of England
(herein called the Company).  At the date
hereof, each American Depositary Share
represents three (3) Shares which are either
deposited or subject to deposit under the
deposit agreement at the London, England
office of The Bank of New York (herein
called the Custodian).  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive
office.  Its Corporate Trust Office is located
at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is
located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Amended and
Restated Deposit Agreement, dated as of
March 10, 1997, as amended and restated as
of January 21, 2000, (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, as promptly as
practicable, to him or upon his order, of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or by certificates properly endorsed
or accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Company, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed, in good faith, necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of the Companys Articles
of Association or of applicable law or
regulation or of any government or
governmental body or commission, or any
securities exchange on which the Receipts
may be listed or under any provision of the
Deposit Agreement or this Receipt or the
provisions of or governing Deposited
Securities, or any meeting of shareholders of
the Company, or for any other reason,
subject to Article (22) hereof.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.  The
Depositary will use its best efforts to comply
with written instructions of the Company to
not accept for deposit under the Deposit
Agreement any Shares identified in such
instructions at such times and under such
circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the United States.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, nonassessable
and free of any pre-emptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, legal
or beneficial ownership of Receipts,
Deposited Securities or other securities, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary reasonably
may deem necessary or proper or as the
Company may require by written request to
the Depositary or the Custodian.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made to the Companys and the
Depositarys satisfaction.  No Share shall be
accepted for deposit unless accompanied by
evidence reasonably satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
the United Kingdom which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
and reasonable expenses of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such fees and expenses to the Company
once every three months.  The fees and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such reasonable expenses as
are incurred by the Depositary in the
conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.3, 4.3 or 4.4, and the
surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.1 through 4.4 thereof, and (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
      The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Notwithstanding any provision to the
contrary in the Deposit Agreement or this
Receipt, neither the Depositary nor the
Custodian shall deliver Shares in any
manner or otherwise permit Shares to be
withdrawn from the facility created by this
Agreement, except upon the receipt and
cancellation of Receipts.  Each Pre-Release
will be (a) preceded or accompanied by a
written representation and agreement from
the person to whom Receipts are to be
delivered (the Pre-Releasee) that the
Pre-Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the
case may be, (ii) assigns all beneficial rights,
title and interest in such Shares or Receipts,
as the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary,
disposing of such Shares or Receipts, as the
case may be), other than in satisfaction of
such Pre-Release, (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
not deposited but represented by American
Depositary Shares outstanding at any time as
a result of Pre-Releases will not normally
exceed thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit
from time to time as it reasonably deems
appropriate, and may, with the prior written
consent of the Company, change such limit
for purposes of general application.  The
Depositary will also set Dollar limits with
respect to Pre-Release transactions to be
entered into under the Deposit Agreement
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument;
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement and for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by the laws of England or
otherwise under Rule 12g3-2(b) under the
Securities Exchange Act of 1934.
      Such public reports and documents
can be inspected and copied at public
reference facilities maintained by the
Commission located at Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C. 20549.
Should the Company become subject to
additional information requirements, it will
in accordance therewith file reports and
other information with the Commission.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian or a nominee of
either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
      The Depositary may close the
transfer books, at any time or from time to
time, when reasonably deemed expedient by
it in connection with the performance of its
duties hereunder, and shall do so at the
reasonable request of the Company;
provided, that any such closing of the
transfer books shall be subject to the
provisions of Section 2.6 of the Deposit
Agreement, which limit the suspension of
withdrawals of Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, as promptly as practicable
after its receipt thereof, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall, as
promptly as practicable, distribute the
amount thus received (net of the fees of the
Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Section
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall, as
promptly as practicable after receipt thereof,
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary reasonably deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
reasonably deem equitable and practicable
for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided, however, that no distribution to
Owners pursuant to Section 4.2 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
any of its agents.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
so requests, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement; provided, however, that no
distribution to Owners pursuant to Section
4.3 of the Deposit Agreement shall be
unreasonably delayed by any action of the
Depositary or any of its agents.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In connection with any distribution
to Owners, the Company will remit to the
appropriate governmental authority or
agency all amounts (if any) required to be
withheld and owing to such authority or
agency by the Company; and the Depositary
and the Custodian will remit to the
appropriate governmental authority or
agency all amounts (if any) required to be
withheld and owing to such authority or
agency by the Depositary or the Custodian.
The Depositary will forward to the
Company such information from its records
as the Company may reasonably request to
enable the Company to file necessary reports
with governmental authorities or agencies
and either the Company or the Depositary
may file any such reports necessary to
obtain benefits under any applicable tax
treaties for Owners.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such reasonable manner as
the Depositary deems necessary and
practicable to pay any such taxes or charges
and the Depositary shall, as promptly as
practicable, distribute the net proceeds of
any such sale after deduction of such taxes
or charges to the Owners of Receipts
entitled thereto.
      The Depositary and the Company
agree to use reasonable efforts to make and
maintain arrangements from time to time to
enable persons that are considered United
States residents for purposes of applicable
law to receive any rebates, tax credits or
other benefits (pursuant to treaty or
otherwise) relating to distributions on the
American Depositary Shares to which such
persons are entitled; provided, however, that
neither the Company nor the Depositary, as
the case may be, shall be required to follow
any procedures, or participate in any
arrangements relating to the refund of
withholding tax if it determines in good faith
that its participation in the refund process is
no longer lawful or feasible.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, as promptly as practicable, by
sale or in any other manner that it may
determine, such foreign currency into
Dollars, and such Dollars shall be promptly
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
reasonable expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license as promptly as
practicable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not, pursuant to applicable law
convertible in whole or in part on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the reasonable opinion of the
Depositary cannot be obtained in a
reasonable amount of time, or if any such
approval or license is not obtained within a
reasonable period as reasonably determined
by the Depositary, the Depositary shall, (a)
as to that portion of the foreign currency that
is convertible into Dollars, make such
conversion and, to the extent permitted by
applicable law, transfer such Dollars to the
United States for distribution as promptly as
practicable in accordance with the first
paragraph of Section 4.5 of the Deposit
Agreement and (b) as to the inconvertible
balance, if any, the Depositary may
distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received
by the Depositary to, or in its discretion may
hold such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company, have
discretion as to the procedure to be followed
in making rights available to any Owners or
in disposing of such rights on behalf of any
Owners and making, as promptly as
practicable, the net proceeds available to
such Owners or, if by the terms of such
rights offering or for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines, after consultation with the
Company, in its reasonable discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner,
as promptly as practicable, upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited, as promptly as
practicable, pursuant to Section 2.2 of the
Deposit Agreement, and shall, as promptly
as practicable, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts shall
be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation and transfer under such laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.  Such proceeds shall
be distributed as promptly as practicable in
accordance with Section 4.1 of the Deposit
Agreement.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act; provided,
that, nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (which shall be as near as
practicable to any corresponding record date
set by the Company) (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of English law and of the Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given, including an express indication
that such instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction
is received, to the Depositary to give a
discretionary proxy to a person designated to
the Company.  Upon the written request of
an Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose (the
Instruction Date), the Depositary shall
endeavor, in so far as practicable to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the Instruction
Date, the Depositary shall deem such Owner
to have instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities, provided, that no such
instruction shall be given with respect to any
matter as to which the Company informs the
Depositary that (x) the Company does not
wish such proxy given, (y) substantial
opposition exists or (z) such matter
materially and adversely affects the rights of
holders of Shares or other Deposited
Securities.
      Although the Depositary shall
endeavor, insofar as practicable, to deliver
the notice described in the preceding
paragraph reasonably in advance of the
Instruction Date, there can be no assurance
that Owners generally or any Owner in
particular will receive the notice described
in the preceding paragraph sufficiently prior
to the Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, cancellation or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any governmental
or regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company
shall be prevented or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the
Company nor any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
the Depositary is prevented or prohibited
from making such distribution or offering
available to Owners of Receipts, or the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian (the
indemnified persons) against, and hold each
of them harmless from, any liability or
expense (including, but not limited to, the
reasonable fees and expenses of counsel)
which may arise out of (a) acts performed or
omitted, in accordance with the provisions
of this Deposit Agreement and of the
Receipts, as the same may be amended,
modified or supplemented from time to
time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates, or (b) as a
result of the claim for or imposition of any
United Kingdom stamp duty, stamp duty
reserve tax or other similar United Kingdom
governmental charge (or any interest or
penalties thereon) that arises in connection
with the Dixons Reorganization, including
the deposit of New Dixons Group plc Shares
in connection with the delivery or deemed
delivery of Receipts evidencing American
Depositary Shares representing the Shares of
New Dixons Group plc.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a Pre-Release (as defined
in Section 2.09 of the Deposit Agreement)
of a Receipt or Receipts in accordance with
Section 2.09 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a Pre-Release pursuant to Section
2.09 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not been the
subject of a Pre-Release, or (ii) which may
arise out of any misstatement or alleged
misstatement or omission or alleged
omission in any registration statement,
proxy statement, prospectus (or placement
memorandum), or preliminary prospectus
(or preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (a)
information relating to the Depositary or any
Custodian (other than the Company), as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (b) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.
      The obligations set forth in Section
5.8 of the Deposit Agreement shall survive
the termination of the Deposit Agrement and
the succession or substitution of any
indemnified person.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 180 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      Notwithstanding any other provision
of the Deposit Agreement to the contrary,
each Owner and Beneficial Owner of a
Receipt agrees to provide such information
as the Company may request in a disclosure
notice (a Disclosure Notice) given pursuant
to the United Kingdom Companies Act 1985
(as amended from time to time and
including any statutory modification or re-
enactment thereof, the Companies Act) or
the Companys Memorandum and Articles of
Association.  Each Owner and Beneficial
Owner of a Receipt acknowledges that it
understands that failure to comply with a
Disclosure Notice may result in the
imposition of sanctions against the holder of
the Shares in respect of which the non-
complying Owner or Beneficial Owner is or
was, or appears to be or has been, interested
as provided in the Companies Act and the
Companys Memorandum and Articles of
Association (including, without limitation,
the withdrawal of voting rights or, in certain
circumstances, in relation to the non-
complying Owner, the withholding of any
payments, including dividends and
payments of a capital nature, in respect of
the Shares represented by such American
Depositary Shares, voiding any transfers of
the Shares represented by such American
Depositary Shares, prohibiting the issuance
of additional shares by way of rights or
bonus entitlement in respect of the Shares
represented by such American Depositary
Shares and the nullification of any
agreement to effect any of the acts subject to
the restrictions by virtue of the sanctions).
      In addition, each Owner and
Beneficial Owner of a Receipt agrees to
comply with the provisions of the
Companies Act with regard to the
notification to the Company of interests in
Shares, which currently provide, inter alia
that any holder of Receipts or other person
who is or becomes directly or indirectly
interested (within the meaning of the
Companies Act) in 3% or more of the
outstanding Shares, or is aware that another
person for whom it holds such Receipts or
owns such interest in American Depositary
Shares is so interested, must within two
United Kingdom business days after
becoming so interested or so aware (and
thereafter in certain circumstances upon any
change of at least one percent (1%) of the
outstanding Shares) notify the Company as
required by the Companies Act.  Each
Owner and Beneficial Owner of a Receipt
acknowledges that it understands that failure
to comply with the Companies Act in this
regard may similarly result in the imposition
of the sanctions described in the first
paragraph of this Article 23.
      In the event that the Company
determines that there has been a failure to
comply with a Disclosure Notice with
respect to any Deposited Securities and that
sanctions are to be imposed against such
Deposited Securities pursuant to the
Companies Act by a court of competent
jurisdiction or the Companys Memorandum
and Articles of Association by the
Company, the Company shall so notify the
Depositary, giving full details thereof, and
shall instruct the Depositary in writing as to
the application of such sanctions to the
Deposited Securities.  Except as prohibited
by applicable law, the Depositary agrees to
use reasonable efforts to comply with any
such instructions requesting that the
Depositary take the reasonable and feasible
actions specified therein to apply such
sanctions.
      If the Company requests information
from the Depositary or the Custodian, as the
registered holders of Shares, pursuant to the
Companys Memorandum and Articles of
Association or the Companies Act, the
Depositary agrees to use, and to cause the
Custodian to use, reasonable efforts to
comply with any reasonable instructions
received from the Company requesting the
Depositary to take the reasonable actions
specified therein to obtain such information.
24.	DIXONS GROUP PLC AND
NEW DIXONS GROUP PLC.
      Upon the Effective Date of the
Deposit Agreement, Dixons Group plc and
New Dixons Group plc will be parties to this Deposit Agreement. At the time the Dixons
Reorganization becomes effective, Dixons
Group plc will cease to be a party to this Deposit Agreement. If the Dixons
Reorganization does not become effective before December 31, 2000, New Dixons
Group plc will cease to be a party to this Deposit Agreement.
      The parties to this Deposit
Agreement agree that, in consideration for the assumption by New Dixons Group plc of the obligations of Dixons Group plc under the Deposit Agreement, and subject to the provisions of this Agreement, with effect from the date on which the Dixons
Reorganization becomes effective: (i)
Dixons Group plc will be released by the Depositary from the Deposit Agreement and from the performance thereof and shall be released and discharged from all claims, demands, liabilities, duties and obligations whatsoever under or in connection with the Deposit Agreement, whether arising prior to or subsequent to the date upon which the Dixons Reorganization becomes effective;
(ii) without prejudice to any other agreement between New Dixons Group plc and Dixons
Group plc, New Dixons Group plc will
assume and perform all claims, demands,
liabilities, duties and obligations of Dixons
Group plc, including all claims, demands, liabilities, duties and obligations covered in subparagraph (i) under this Article and
Section 7.9 of the Deposit Agreement, and will be entitled to the benefit of the Deposit
Agreement in place of Dixons Group plc
and will be bound by its terms in all respects as if New Dixons Group plc had originally been a party to the Deposit Agreement in place of Dixons Group plc; and (iii) the Depositary will perform the Deposit
Agreement and will be bound by its terms in all respects as if New Dixons Group plc had originally been a party in place of Dixons
Group plc.

(..continued)






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